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                                                                    EXHIBIT 15.1





PowerCerv Corporation
400 North Ashley Drive, Suite 2700
Tampa, Florida  33602


Gentlemen:

Re:      Registration Statement on Form S-8 (No. 333-3960)


With respect to the above referenced registration statement, we acknowledge our awareness of the incorporation by reference therein of our report dated July 21, 1997, except with respect to Note D which is as of July 24, 1997, related to our review of interim financial information, which report was included in the quarterly report on Form 10-Q of PowerCerv Corporation for the three months ended June 30, 1997.

Pursuant to Rule 436(c) under the Securities Act of 1933, such report is not considered part of a registration statement prepared or certified by an accountant or a report prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Act.





                                   /s/ KPMG Peat Marwick LLP
                                   KPMG PEAT MARWICK LLP


Tampa, Florida
July 24, 1997



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